Exhibit 99.1

LIBERATOR, INC. (fka WES Consulting, Inc.) AND WEB MERCHANTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and results of operations of Liberator, Inc. (“Liberator”) and Web Merchants, Inc. (“WMI”) to show how Liberator might have looked if the WMI acquisition had occurred on the dates and for the periods indicated below. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on December 31, 2010 and combines Liberator’s December 31, 2010 consolidated balance sheet with WMI’s December 31, 2010 consolidated balance sheet. The unaudited pro forma condensed combined statement of income for the fiscal year ended June 30, 2010 gives effect to the merger as if it had occurred on July 1, 2009, the first day of Liberator’s 2010 fiscal year and combines Liberator’s audited consolidated statement of income for the fiscal year ended June 30, 2010 with WMI’s unaudited consolidated statements of income for the four fiscal quarters ended June 30, 2010. The unaudited pro forma condensed combined statement of income for the three month period ended December 31, 2010, also gives effect to the merger as if it had occurred on July 1, 2009 and combines Liberator’ unaudited consolidated statement of income for the three months ended December 31, 2010 with WMI’s unaudited consolidated statement of income for the three month period ended December 31, 2010. Prior to completion of the merger on January 27, 2011, WMI’s fiscal year end was December 31.

The historical consolidated financial information of Liberator and WMI has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Liberator and WMI for the applicable periods:

•	Separate historical consolidated financial statements of Liberator as of and for the year ended June 30, 2010 and the related notes included in Annual Report on Form 10-K/A filed on November 12, 2010;

•
Separate historical consolidated financial statements of Liberator as of and for the three months ended December 31, 2010 and the related notes included in Liberator’s Quarterly Report on Form 10-Q for the period ended December 31, 2010 filed on February 14, 2011;

•
Separate historical consolidated financial statements of WMI as of and for the years ended December 31, 2009 and 2008 and the related notes included in the unaudited consolidated financial statements for the years ended December 31, 2009 and 2008, filed as Exhibit 99.1 on the Original Form 8-K, and the separate historical consolidated financial statements of WMI as of and for the three and nine months ended September 30, 2010 and the related notes filed as Exhibit 99.2 on the Original Form 8-K.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. All material accounts and transactions between Liberator and WMI have been eliminated from the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards, which are subject to change and interpretation. Liberator has been treated as the acquirer for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Liberator intends to commence the valuations and other studies rapidly upon completion of the acquisition and will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC 805 “Business Combinations,” but in no event later than one year following the acquisition date. The assets and liabilities of WMI have been measured based on various preliminary estimates using assumptions that Liberator believes are reasonable based on information that is currently available. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to combine the operations of Liberator and WMI or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

LIBERATOR, INC. AND WEB MERCHANTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED JUNE 30, 2010

			Pro Forma		Pro Forma
	Liberator	WMI	Adjustments		Combined

Net Sales	$11,079,760	$8,021,546	$(43,432)	(A)	$19,057,874
Cost of goods sold	7,399,361	4,733,204	(43,432)	(B)	12,089,133

Gross profit	3,680,399	3,288,342	-		6,968,741
Operating expenses:
Advertising and promotion	682,332	1,080,927	-		1,763,259
Other selling and marketing	1,184,391	982,329	-		2,166,720
General and administrative	2,188,553	1,056,316	-		3,244,869
Depreciation and amortization	249,380	34,075	31,212	(C)	314,667
Total operating expenses	4,304,656	3,153,647	31,212		7,489,515

Income (loss) from operations	(624,257)	134,695	(31,212)		(520,774)
Other income (expense):
Interest income	4,543	-	-		4,543
Interest (expense)	(222,071)	(1,330)			(223,401)
Expenses related to merger	(192,167)				(192,167)
Total other income (expense)	(409,695)	(1,330)			(411,025)
Net income (loss) before income taxes	(1,033,952)	133,365	(31,212)		(931,799)

Provision for income taxes	-	17,641			17,641
Net income (loss)	$(1,033,952)	$115,724	$(31,212)		$(949,440)
Income (loss) per share:
Basic	$(0.02)				$(0.01)
Diluted	$(0.02)				$(0.01)
Weighted-average number of common shares outstanding:
Basic	62,103,434		28,394,400		90,497,834
Diluted	62,103,434		28,394,400		90,497,834

See the accompanying notes to unaudited pro forma condensed combined financial statements which are integral part of these statements. The pro forma adjustments are explained in Note 6.

LIBERATOR, INC. AND WEB MERCHANTS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

			Pro Forma		Pro Forma
	Liberator	WMI	Adjustments		Combined

Net Sales	$3,697,631	$2,406,323	$(31,644)	(A)	$6,072,310
Cost of goods sold	2,762,327	1,569,908	(31,644)	(B)	4,300,591

Gross profit	935,304	836,415	-		1,771,719
Operating expenses:
Advertising and promotion	131,249	271,610	-		402,859
Other selling and marketing	339,024	285,521	-		624,545
General and administrative	595,477	291,637	-		887,114
Depreciation and amortization	53,579	7,816	7,803	(C)	69,198
Total operating expenses	1,119,329	856,584	7,803		1,983,716

Loss from operations	(184,025)	(20,169)	(7,803)		(211,997)
Other income (expense):
Interest income	174		-		174
Interest (expense)	(125,138)	(697)	-		(125,835)
Expenses related to merger	(52,500)		-		(52,500)
Total other income (expense)	(177,464)	(697)	-		(178,161)
Net income (loss) before income taxes	(361,489)	(20,866)	(7,803)		(390,158)

Provision for income taxes	-	3,851	-		3,851
Net income (loss)	$(361,489)	$(24,717)	$(7,803)		$(394,009)
Income (loss) per share:
Basic	$(0.01)				$(0.00)
Diluted	$(0.01)				$(0.00)
Weighted-average number of common shares outstanding:
Basic	63,503,958		28,394,400		91,898,358
Diluted	63,503,958		28,394,400		91,898,358

See the accompanying notes to unaudited pro forma condensed combined financial statements which are integral part of these statements. The pro forma adjustments are explained in Note 6.

LIBERATOR, INC. AND WEB MERCHANTS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2010

			Pro Forma		Pro Forma
	Liberator	WMI	Adjustments		Combined
ASSETS

Current Assets:
Cash and cash equivalents	$383,971	$159,861	$(202,932)	(A)	$$340,900
Accounts receivable, net	1,079,910	-	(7,295)	(B)	1,072,615
Inventories	1,138,731	693,029	185,000	(C)	2,016,760
Prepaid expenses	185,753	4,710	-		190,463
Total Current Assets	2,788,365	857,600	(25,227)		3,620,738
Property, Plant and Equipment, net	1,015,969	45,683	-		1,061,652
Goodwill			1,817,071	(D)	1,817,071
Intangible assets, net			865,000	(E)	865,000
Other assets	7,585	1,896	(1,896)	(F)	7,585
Total Assets	$3,811,919	$905,179	$2,654,948		$$7,372,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,129,924	$459,2377	$(7,295)	(B)	$$2,581,866
Accrued compensation	255,921	-			255,921
Accrued expenses and interest	143,935	-			143,935
Line of credit	666,207	57,024			723,231
Current portion of notes and leases payable	251,270	-			251,270
Credit card advance	308,658	-			308,658
Total current liabilities	3,755,915	516,261	(7,295)		4,264,881

Long-Term Liabilities:
Note payable	200,000	-			200,000
Leases payable	99,427	-			99,427
Notes payable – related party	145,948	362,017	(362,017)	(G)	145,948
Convertible notes payable – shareholder, net	548,246	-			548,246
Unsecured lines of credit	85,884	-			85,884
Deferred rent payable	316,542	-			316,542
Less: current portion of leases payable	(56,183)	-			(56,183)
Total long-term liabilities	1,339,864	362,017	(362,017)		1,339,864
Total liabilities	5,095,779	878,278	(369,312)		5,604,745

Commitments and contingencies

Total stockholders’ equity (deficit)	(1,283,860)	26,901	3,024,260	(H)	1,861,938
Total liabilities and stockholders’ equity	$3,811,919	$905,179	$2,654,948		$$7,466,683

See the accompanying notes to unaudited pro forma condensed combined financial statements which are an integral part of these statements. The pro forma adjustments are explained in Note 7.

LIBERATOR, INC. AND WEB MERCHANTS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction:

On January 27, 2011, Liberator completed its acquisition of WMI by means of a stock purchase pursuant to the terms of the Stock Purchase Agreement, dated January 27, 2011 (the “Purchase Agreement”), and WMI became a wholly-owned subsidiary of Liberator (the “WMI Acquisition”). Upon completion of the WMI Acquisition, the 616 shares of WMI Common Stock issued and outstanding immediately prior to the completion of the merger were converted into 28,394,400 Common Shares of Liberator. Based on the closing price of Liberator Common Shares on January 27, 2011, the consideration received by WMI shareholders in the merger had a value of approximately $4,609.48 per WMI share, or approximately $2,839,440 in the aggregate. One of the WMI Shareholders also received $100,000 in cash, which represented $79,000 for the repayment of a loan to WMI and $21,000 in consideration for signing a non-compete agreement with the Company. The transaction is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

2.	Basis of Presentation and Organization:

The accompanying unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Liberator and WMI.  For ease of reference, all pro forma statements use Liberator’s period end dates and WMI’s information has been recast accordingly to correspond to Liberator’s period end dates by adding WMI’s comparable quarterly periods as necessary.

            The acquisition method of accounting is based on Accounting Standards Codification (ASC) Topic 805, Business Combinations, which Liberator adopted on July 1, 2009 and used the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures, which Liberator has adopted as required.

ASC Topic 805, requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.  Financial statements of Liberator issued after completion of the WMI Acquisition will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements.  The financial statements of Liberator issued after the completion of the WMI Acquisition will not be retroactively restated to reflect the historical financial position or results of operations of WMI.  In addition, ASC Topic 805 establishes that the consideration transferred be measured at the closing date of the WMI Acquisition at the then-current market price, which has been reflected in these unaudited pro forma condensed combined financial statements.

ASC Topic 820, defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures.  Fair value is defined as “the price that would be received to sell and asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for valuation of the asset or liability.  In addition, market participants are assumed to be unrelated (to Liberator) buyers and sellers in the principal (or the most advantageous) market for the asset or liability.  Fair value measurements for an asset assume the highest and best use by these market participants.  As a result of these standards, Liberator may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Liberator’s intended use of those assets.  Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC Topic 805, acquisition-related transaction costs (i.e., advisory, legal, other professional fees, etc.) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.  Total advisory, legal, regulatory and valuation costs incurred by Liberator are estimated to be approximately $79,210, of which $7,904 was expensed during the fiscal quarter ended December 31, 2010.  Total acquisition-related transaction costs to be incurred by WMI total $66,479, of which $34,843 was expensed during the fiscal quarter ended December 31, 2010. The unaudited pro forma condensed combined balance sheet also reflects remaining anticipated acquisition-related transaction costs to be incurred by WMI, which are estimated to be approximately $31,636, as an assumed liability to be paid in connection with the closing of the WMI Acquisition.  The unaudited pro forma condensed combined financial statements do not reflect any restructuring charges that may be incurred in connection with the WMI Acquisition.

3.	Accounting Policies:

Upon completion of the merger, Liberator will perform a detailed review of WMI’s accounting policies. As a result of that review, Liberator may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

4.	Estimate of Consideration Expected to be Transferred:

The following is a preliminary estimate of consideration transferred to effect the acquisition of WMI:

	Shares	Estimated Fair Value	Form of Consideration
Number of Liberator shares issued to WMI shareholders	28,394,400
Multiplied by Liberator’s share price as of January 27, 2010	$.10	$2,839,440	Liberator common stock
Cash consideration transferred to WMI shareholders (1)		21,000	Cash
Estimate of consideration transferred		$2,860,440

(1) Excludes $79,000 in cash treated as loan repayment

5.	Estimate of the Assets to be Acquired and Liabilities to be Assumed:

The following is an estimate of the assets to be acquired and the liabilities to be assumed by Liberator in the merger, reconciled to the estimate of consideration transferred:

Net book value of net assets acquired	$26,901
Less: WMI historical intangible assets	(1,896)
Plus: WMI expected accrued transaction costs at closing	(31,636)
Adjusted book value of net assets acquired	$(6,631)

Adjustments to:
Inventory	185,000
Property, plant and equipment	-
Identifiable intangible assets	865,000
Goodwill	1,817,071
Total adjustments	$2,867,071
Estimate of consideration transferred	$2,860,440

The following is a discussion of the adjustments made to WMI’s assets and liabilities in connection with the preparation of these unaudited pro forma condensed combined financial statements.

Inventory:  As of the effective time of the WMI Acquisition, inventories are required to be measured at fair value. The adjustment to inventory is comprised of an $185,000 increase to adjust the inventory to fair market value (“inventory step-up”). To estimate the required inventory step-up adjustment, Liberator utilized the WMI perpetual inventory management system to value the inventory at the most recent purchase price. The ultimate adjustment to the inventory may vary once more information is available.

Property, plant and equipment:  As of the effective time of the WMI Acquisition, property, plant and equipment is required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. Based on the specific types, nature, age, condition or location of these assets, Liberator believes that the current net book value of the assets closely approximates the fair value of the assets acquired and, as such, an adjustment is not required. The estimate of fair value is preliminary and subject to change and could vary materially from the actual adjustment on the closing date. The estimated remaining useful life of the underlying assets is estimated to range from two months to four years.

Identifiable intangible assets:  As of the effective time of the WMI Acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets, that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires an estimate or forecast of all the expected future cash flows either through the use of the royalty method or the excess earnings method.

At this time, Liberator does not have sufficient information as to the amount, timing and risk of cash flows for the purposes of valuing the identifiable intangible assets. Some of the more significant assumptions inherent in the development of the intangible asset values, from the perspective of a market participant, include: the amount and time of projected future cash flows (including revenue, cost of sales, sales and marketing expenses, and working capital/contributory asset charges); the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, as well as other factors. However, for purposes of these unaudited pro forma condensed combined financial statements and using available information, such as historical product revenues, WMI’s cost structure, and certain other high-level assumptions, the fair value of the identifiable intangible assets and their weighted-average useful lives have been estimated as follows:

		Weighted
		Average
		Estimated
	Estimated	Useful Life
	Fair Value	(Yrs.)

Trade names (indefinite-lived)	$500,000	-
Customer relationships	300,000	12
Other intangible assets	65,000	10
	$865,000

The estimated impact of the amortization expense on operating results of these identifiable intangible assets for the first five years following the acquisition is as follows:

Year 1	Year 2	Year 3	Year 4	Year 5	Thereafter

$31,500	$31,500	$31,500	$31,500	$31,500	$207,500

These preliminary estimates of fair value and estimated useful life will likely be different from the final acquisition accounting, and the differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements. A 20% change in the valuation of definite lived intangible assets would cause a corresponding $6,300 increase or decrease in amortization during the first year of the merger. Once Liberator has full access to the specifics of WMI’s intangible assets, additional insight will be gained that could impact: (i) the estimated total value assigned to intangible assets, and/or (ii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Liberator only upon access to additional information and/or by changes in such factors that occurred prior to the effective time of the merger.

 Goodwill:  Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing, on at least an annual basis.

6.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

(A)	Reflects adjustments for the following:

	Twelve Months Ended	Three Months Ended
	June 30, 2010	December 31, 2010
Reduction in revenue for sales from Liberator to WMI which eliminate in combination	$(43,432)	$(31,644)

(B)	Reflects adjustments for the following:

	Twelve Months Ended	Three Months Ended
	June 30, 2010	December 31, 2010

Reduction in cost of sales for sales from Liberator to WMI which eliminate in combination	$(43,432)	$(31,644)

(C)	Reflects adjustments for the following:

	Twelve Months Ended	Three Months Ended
	June 30, 2010	December 31, 2010

Eliminate WMI’s historical intangible asset amortization expense	$(288)	$(72)
New intangible asset amortization	31,500	7,875
	$31,212	$7,803

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted-average shares.  The historical basic and diluted weighted-average shares of WMI are assumed to be replaced by the shares issued by Liberator to effect the WMI Acquisition.

The unaudited pro forma condensed combined financial statements do not reflect revenue synergies or the expected cost savings.  Although Liberator management expects that cost savings will result from the WMI Acquisition, there can be no assurance that these cost savings will be achieved.  The unaudited pro forma condensed combined financial statements also do not reflect estimated restructuring charges associated with the expected cost savings, which will be expensed as incurred.

7.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(A)	Reflects adjustments to cash relating to the following:

Estimated cash portion of purchase consideration	$(100,000)
Estimated acquisition-related transaction costs of Liberator and WMI	(102,932)
$(202,932)

The estimated acquisition-related transaction costs of Liberator and WMI are considered non-recurring on the combined operating results and as such are not included in the unaudited pro forma condensed combined statement of income.

(B)	Reflects the elimination of amounts receivable by Liberator and payable from WMI as of December 31, 2010.

(C)	To adjust acquired inventory to an estimate of fair value.

In the periods following consummation of the merger, Liberator’s cost of sales will reflect the increased valuation of WMI’s inventory as the acquired inventory is sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed will occur within the first year post-acquisition. This is considered a non-recurring adjustment with no continuing impact on the combined operating results and as such is not included in the unaudited pro forma condensed combined statement of income.

(D)	Reflects estimated transaction goodwill.

(E)
As of the effective time of the WMI Acquisition, intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use.  For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets.  The pro forma adjustments to intangible assets, net reflect the following:

To record the estimated fair value of the following intangible assets:
Customer relationships-estimated 12 year weighted-average useful life	$300,000
Trade name, non-amortizable as indefinite-lived	500,000
Other intangible assets	65,000
Total	$865,000

(F)	To eliminate WMI’s historical intangible assets.

(G)	Reflects conversion of related party debt to equity and repayment of related party note, as follows:

Repayment of related party note payable to shareholder	$(79,000)
To record conversion of note payable to equity of parent	(283,017)
$(362,017)

(H)	Reflects adjustments to retained earnings for the following:

Eliminate WMI’s historical stockholders’ equity	$(26,901)
To record estimated non-recurring cost for acquisition related transaction costs	(71,296)
To record the stock portion of merger consideration	2,839,440
To record the conversion of related party debt to equity of parent	283,017
$3,024,260

The estimated acquisition-related transaction costs of Liberator and WMI are considered non-recurring adjustments with no continuing impact on the combined operating results and as such are not included in the unaudited pro forma condensed combined statement of income.